UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2006

Date of report (Date of earliest event reported)

MATRIXONE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29309	02-0372301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Littleton Road

Westford, Massachusetts 01886

(Address of Principal Executive Offices, including Zip Code)

(978) 589-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events

MatrixOne, Inc., a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, today announced the results of its Special Meeting of Stockholders held earlier today in Boston, Massachusetts. At the Special Meeting of Stockholders, the stockholders approved the adoption of the proposed merger agreement with Dassault Systèmes, a world leader in 3D and PLM solutions. As previously announced, the proposed merger agreement was approved by the Board of Directors of both companies. Also, the waiting period required by the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, relating to the proposed merger has expired, and the Federal Cartel Office in Germany has issued a letter confirming the clearance of the planned acquisition pursuant to Germany’s Act Against Restraints of Competition. No other regulatory approvals are required. The transaction is expected to close as soon as practicable.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE), a leading global provider of collaborative product lifecycle management (PLM) software and services, enables companies to accelerate product innovation to achieve top line revenue growth and improve bottom line profitability. With world-class PLM solutions and a commitment to customer success, MatrixOne is focused on helping companies across the automotive, aerospace & defense, consumer, machinery, medical device, semiconductor and high-tech industries solve their most challenging new product development and introduction problems. More than 850 companies use MatrixOne’s solutions to drive business value and gain a competitive advantage, including industry leaders such as BAE Systems, Bosch, Comau, General Electric, Honda, Johnson Controls, Linde AG, NCR, New Balance, Nokia, Philips, Porsche, Procter & Gamble, Sony Ericsson, STMicroelectronics and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts, with locations throughout North America, Europe and Asia-Pacific. On March 1, 2006, Dassault Systèmes entered into a definitive agreement to acquire MatrixOne, Inc., subject to customary closing conditions.

MatrixOne and the MatrixOne logo are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – Forward-looking statements in this release are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our plans, objectives and expected financial and operating results. The risks and uncertainties that may affect forward-looking statements include, among others: poor product sales, long sales cycles, difficulty developing new products, and difficulty in relationships with vendors and partners, higher risk in international operations, difficulty assimilating future acquisitions, difficulty managing rapid growth, and increased competition. For more about the risks and uncertainties of our business, see our periodic and other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIXONE, INC.

Date: May 10, 2006	By:	/s/ Gary D. Hall
Gary D. Hall
Senior Vice President of Finance, Chief Financial Officer and Treasurer (principal financial and accounting officer)